As filed with the Securities and Exchange Commission on September 22, 2017
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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First Interstate BancSystem, Inc.
(Exact name of registrant as specified in its charter)

Montana	81-0331430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Marcy D. Mutch
Executive Vice President and Chief Financial Officer
401 North 31st Street
Billings, Montana 59116
(406) 255-5390
(Name, address, including zip code and telephone number, including area code, of agent for service)
___________________________________________________

Copies to:

Scott A. Berdan, Esq. Gregory E. Lindley, Esq. Holland & Hart LLP 1800 Broadway, Suite 300 Boulder, CO 80302 (303) 473-2700
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Common Stock			$$250,000,000	$28,975

(1)
This registration statement registers an indeterminate number of aggregate principal amount of Class A Common stock as may at various times be issued at indeterminate prices, with an aggregate public offering price not to exceed $250,000,000. The amount to be registered, the proposed maximum offering price per unit and the proposed maximum aggregate offering price will be determined by the registrant from time to time in connection with the issuance of the Class A common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $21,824 that has already been paid and remains unused with respect to the registrant’s Form S-3 (Registration number 333-188865) filed on May 24, 2013 and declared effective on September 13, 2013 is applied to offset the registration fee currently due under this registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 22, 2017
PROSPECTUS

$250,000,000

Class A Common Stock

First Interstate BancSystem, Inc., or FIBK, may offer from time to time shares of its Class A common stock. We may offer this stock in one or more offerings in amounts, at prices, and on terms determined at the time of the offering.
This prospectus provides a general description of the Class A common stock. When we offer Class A common stock, we will provide you with a prospectus supplement describing the specific terms of the offering and the Class A common stock, including the offering price of the Class A common stock and net proceeds to FIBK from such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read this prospectus, any supplements and any related free writing prospectuses carefully before you invest. This prospectus may not be used to sell Class A common stock unless accompanied by a prospectus supplement.
We may sell the Class A common stock directly to investors or through agents or underwriters and dealers we select, on a continuous or delayed basis. See “Plan of Distribution” beginning on Page 10 of this prospectus. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.
Our common stock is traded on the NASDAQ Stock Market under the symbol FIBK. On September 20, 2017, the per share closing price of our Class A common stock as reported on the NASDAQ Stock Market was $36.30 per share.
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Investing in our Class A common stock involves risks. See “Risk Factors” beginning on Page 1 of this prospectus and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q incorporated by reference herein, which may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future and by any applicable prospectus supplement.
Our principal executive offices are located at 401 North 31st Street, Billings, Montana 59116, and our telephone number is (406) 255-5390.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus is dated , 2017.

TABLE OF CONTENTS

RISK FACTORS	1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

ABOUT THIS PROSPECTUS	3

OUR BUSINESS	4

THE CLASS A COMMON STOCK	5

USE OF PROCEEDS	5

DESCRIPTION OF CAPITAL STOCK	6

PLAN OF DISTRIBUTION	11

LEGAL MATTERS	12

EXPERTS	12

WHERE YOU CAN FIND MORE INFORMATION	12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	14

RISK FACTORS
Before investing in our Class A common stock, you should carefully consider all information included in this prospectus, and under the heading “Risk Factors” in any prospectus supplement, as well as risks discussed in the documents we incorporate by reference herein. Investing in our Class A common stock involves a high degree of risk. The occurrence of these risks could harm our future business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. These risks are not the only ones that we may face. Other risks of which we are not aware, including those which relate to the banking and financial services industry in general and us in particular, or those which we do not currently believe are material, may harm our future business or operating results or hurt our future financial condition or prospects.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus, the documents incorporated by reference herein, and in any prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Therefore, our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Factors that may cause actual results to differ materially from current expectations are described in the section entitled “Risk Factors” incorporated by reference herein or provided in any prospectus supplement and include, but are not limited to:

•	declining economic conditions;

•	lending risks;

•	changes in interest rates;

•	acquisitions, including our recent acquisition of Cascade Bancorp, and failure to integrate acquired businesses;

•	loan losses in excess of estimated amounts;

•	additional regulatory requirements imposed upon us as a result of our assets exceeding $10 billion;

•	access to low-cost funding sources;

•	declining oil and gas prices and declining demand for coal;

•	impairment of goodwill;

•	changes in accounting standards;

•	dependence on our management team and directors;

•	ability to attract and retain qualified employees;

•	significant governmental regulation and new or changes in existing regulatory, tax and accounting rules and interpretations;

•	more stringent capital requirements;

•	failure in our information technology and telecommunications systems or those of our third-party servicers;

•	cyber-security risks;

•	liquidity risks;

•	inability to grow organically or through acquisitions;

•	costs associated with repossessed properties, including environmental remediation;

•	ineffective internal operating controls;

•	significant competition from other financial institutions and financial services providers;

•	reliance on certain external vendors;

•	unfavorable resolution of litigation;

•	failure to effectively implement new technology-driven products and services or failure to successfully market these products and services to customers;

•	soundness of other financial institutions;

•	failure to address enhanced regulatory requirements affecting our mortgage business;

•	risks of earthquakes, tsunamis, floods, fires, and other natural catastrophic events;

•	volatility and decline of our Class A common stock share price;

•	change in dividend policy;

•	uninsured nature of any investment in our common stock;

•	voting control of Class B stockholders;

•	anti-takeover provisions and regulations;

•	controlled company status;

•	dilution as a result of future equity issuances; and

•	subordination of common stock to our existing and future indebtedness.

These factors and the other risk factors described in or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. By using a shelf registration process, we may offer our Class A common stock, as described in this prospectus, from time to time in one or more offerings up to a total issuance amount of $250,000,000. Each time we offer Class A common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of such offering and the Class A common stock. We may also authorize one or more free writing prospectuses to be provided to you, which may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or incorporated by reference into this prospectus. Before purchasing any Class A common stock, you should carefully read this prospectus, any prospectus supplement and any related free writing prospectus, together with the additional information incorporated into this prospectus by reference as described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement, the registration statement and any free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell Class A common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus, as well as information incorporated by reference, is accurate only as of the date on the front of such document. Our business, financial condition, results of operations and prospects may have changed since that date.
We may not use this prospectus to sell Class A common stock unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.
Unless the context otherwise requires, references in this prospectus and any prospectus supplement to “we,” “our,” the “Company,” and “FIBK” refer to First Interstate BancSystem, Inc. and its subsidiaries.

OUR BUSINESS
We are a financial holding company incorporated as a Montana corporation in 1971. As of June 30, 2017, we had consolidated assets of $12.2 billion, deposits of $10.0 billion, loans of $7.6 billion and total stockholders’ equity of $1.4 billion. On May 30, 2017, we completed our acquisition by merger of Cascade Bancorp, parent company of Bank of the Cascades, an Oregon-based community bank with 46 banking offices across Oregon, Idaho and Washington.  We currently operate 126 banking offices, including detached drive-up facilities, in communities across Montana, Wyoming, South Dakota, Oregon, Idaho, and Washington. Through our wholly-owned subsidiary, First Interstate Bank, or FIB, we deliver a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout our market areas. Our customers participate in a wide variety of industries, including energy, tourism, agriculture, healthcare, professional services, education, governmental services, construction, mining, retail and wholesale trade.
Our goal is to be the premier financial services provider within the communities we serve. We are committed to be a leader in the financial and social fabric of our communities by continuously strengthening our relationships with our employees and our clients while driving long-term stockholder value. As a community bank we adhere to six common values that provide a foundation for our growth and success. They are: (1) we put people first; (2) we strive for excellence; (3) we act with integrity; (4) we embrace change; (5) we are committed to our communities; and, (6) we celebrate success. These values support our commitment to our employees, our clients, our communities and our stockholders.
We have grown our business by adhering to this set of values and we have a long-term disciplined perspective that emphasizes our commitment to providing high-quality financial products and services, delivering quality client service, effecting business leadership through professional and dedicated managers and employees, assisting our communities through socially responsible leadership and cultivating a strong and positive corporate culture. We intend to remain a leader in our markets by continuing to adhere to these core values that have contributed to our growth and success. In addition, we plan to continue to expand our business in a disciplined and prudent manner, including organic growth in our existing market areas and expansion into new and complementary markets through acquisitions or otherwise when appropriate opportunities arise.
Our principal executive offices are located at 401 North 31st Street, Billings, Montana. Our telephone number is (406) 255-5390. Our internet address is www.firstinterstatebank.com. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

THE CLASS A COMMON STOCK
We may offer shares of Class A common stock from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the Class A common stock we may offer. Each time we offer Class A common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the Class A common stock.
The holders of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in any dividends that may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add or update information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell Class A common stock directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of Class A common stock. If we do offer Class A common stock to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

USE OF PROCEEDS
Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of Class A common stock offered by this prospectus and any prospectus supplement for working capital and general corporate purposes, including, but not limited to, repayment or refinancing of any then outstanding debt and acquisition of additional businesses or technologies.
We will describe the specific use of proceeds from the sale of Class A common stock in the applicable prospectus supplement. We will have significant discretion in the use of any net proceeds, and investors will rely on the judgment of our management regarding the application of the proceeds of any sale of the Class A common stock. Pending such uses, we anticipate that we will invest the net proceeds in short-term, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of the material rights of our capital stock and related provisions of our amended and restated articles of incorporation, or articles, and amended and restated bylaws, or bylaws. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Second Amended and Restated Articles of Incorporation, or articles, and our Third Amended and Restated Bylaws, or bylaws, which we have included as exhibits to the registration statement of which this prospectus is a part.
Our articles provide for two classes of common stock: Class A common stock, which has one vote per share, and Class B common stock, which has five votes per share. Any holder of Class B common stock may at any time convert his or her shares into shares of Class A common stock on a share-for-share basis, and the shares of Class B common stock will be automatically converted into shares of Class A common stock on a share-for-share basis:

•
when the aggregate number of shares of our Class B common stock then outstanding is less than 20% of the aggregate number of shares of our Class A common stock and Class B common stock then outstanding on the record date for any stockholder meeting; or

•	upon any transfer, whether or not for value, except for permitted transfers as set forth in our articles and described below.

The shares of Class B common stock as such are generally non-transferable, except in connection with a permitted transfer as set forth in our articles and described below. The rights of the two classes of our common stock will otherwise be identical.
Our authorized capital stock consists of 200,100,000 shares, each with no par value per share, of which:

•	100,000,000 shares are designated as Class A common stock;

•	100,00 shares are designated as Class B common stock; and

•	100,000 shares are designated as preferred stock.

At June 30, 2017, we had issued and outstanding 33,260,710 shares of Class A common stock, and 23,184,557 shares of Class B common stock. At June 30, 2017, we also had outstanding stock options to purchase an aggregate of 460,551 shares of Class A common stock and 721,916 shares of Class B common stock.
Common Stock
Voting. The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to five votes per share on any matter to be voted upon by the stockholders. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our articles.
Our articles provide that we may not, without first obtaining the affirmative vote of the holders of not less than a majority of the outstanding shares of Class A common stock and Class B common stock, each voting as a separate class, issue any additional shares of Class B common stock other than in connection with any (i) outstanding equity awards granted under any stock option, restricted stock and/or similar plan of the Company existing as of March 5, 2010, and (ii) dividends and distributions, subdivisions or combinations, or reorganizations, reclassifications, mergers or consolidations. The holders of common stock will not be entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
Dividends. The holders of our Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in any dividends that our Board may declare from time to time from legally available funds, subject to limitations under Montana law and the preferential rights of holders of any outstanding shares of preferred stock. If a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of Class A common stock will be entitled to receive Class A common stock, or rights to acquire Class A common stock, as the case may be, and the holders of Class B common stock will be entitled to receive Class B common stock, or rights to acquire Class B common stock, as the case may be.

Liquidation. Upon any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of our company, the holders of our Class A common stock and Class B common stock are entitled to share equally, on a per share basis, in all our assets available for distribution, after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of preferred stock.
Conversion. Our Class A common stock is not convertible into any other shares of our capital stock. Each share of Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock.
Transfer. The shares of Class B common stock are subject to transfer restrictions under our articles, limiting their transfer principally to the holder’s spouse, certain of the holder’s relatives, the trustees of certain trusts established for their benefit or for the benefit of a charitable organization, corporations and partnerships wholly-owned by the holders and their relatives, the holder’s estate and other holders of Class B common stock. Furthermore, the Class B common stock is not listed on the NASDAQ Stock Market or any other exchange, and there is no trading market for the Class B common stock.
Shares of Class B common stock will convert automatically into shares of Class A common stock if they are transferred to any party who is not an eligible transferee as described in the preceding paragraph and set forth in our articles. Furthermore, all shares of Class B common stock will convert automatically into shares of Class A common stock if, on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class B common stock then outstanding is less than 20% of the aggregate number of shares of our Class A common stock and Class B common stock then outstanding.
Once converted into Class A common stock, the Class B common stock cannot be reissued. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.
Preemptive or Similar Rights. Class A and Class B common stock do not have any preemptive rights.
Fully Paid and Non-Assessable. All the outstanding shares of Class A common stock and Class B common stock and the shares of Class A common stock offered by us under this prospectus will be fully paid and non-assessable.
Preferred Stock
Our Board is authorized, without approval of the holders of Class A common stock or Class B common stock, to provide for the issuance of preferred stock from time to time in one or more series in such number and with such designations, preferences, powers and other special rights as may be stated in the resolution or resolutions providing for such preferred stock. Our Board may cause us to issue preferred stock with voting, conversion and other rights that could adversely affect the holders of Class A common stock or Class B common stock or make it more difficult to effect a change in control.
Anti-Takeover Considerations and Special Provisions of our Articles, Bylaws and Montana Law
 Articles and Bylaws.  The Montana Business Corporation Act, or the Montana Act, authorizes a corporation’s board of directors to make various changes of an administrative nature to its articles of incorporation. Other amendments to a corporation’s articles of incorporation must be recommended to the stockholders by the Board, unless the Board determines that because of a conflict of interest or other special circumstances it should make no recommendation, and must be approved by (1) a majority of all votes entitled to be cast by any voting group, with respect to an amendment that would create dissenters’ rights and (2) the number of votes required under the Montana Act by every other voting group entitled to vote on the amendment. Pursuant to the Montana Act, an amendment to our articles of incorporation that changes a quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the requirements then in effect or proposed, whichever is greater.
A number of provisions of our articles and bylaws concern matters of corporate governance and the rights of our stockholders. Certain of these provisions may have an anti-takeover effect by discouraging takeover attempts not first approved by our Board, including takeovers which may be considered by some of our stockholders to be in their best interests. To the extent takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. Such provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be viewed by our stockholders as beneficial to their interests. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be viewed by our stockholders as beneficial to their interests and could potentially depress the market price of our common stock. Our Board believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

 Preferred Stock.  Our Board may from time to time authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our articles and limitations prescribed by law and the rules of the NASDAQ Stock Market, if applicable, the Board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series and provide or change the voting powers, designations, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation, dissolution and winding-up preferences, in each case without any action or vote by our stockholders.
 One of the effects of undesignated preferred stock may be to enable our Board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our Class A and Class B common stockholders by, among other things:

•	restricting dividends on either or both classes of common stock;

•	diluting the voting power of either or both classes of common stock;

•	impairing the liquidation rights of either or both classes of common stock;

•	delaying or preventing a change in control without further action by the stockholders; or

•	decreasing the market price of our Class A common stock.

Meetings of Stockholders.  Our bylaws provide that annual meetings of our stockholders shall be held at such time as is determined by the Board for the purpose of electing directors and for the transaction of any other business as may come before the meeting. Special meetings of stockholders may be called by (1) the Board, (2) the Chair of the Board, (3) the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President), or (4) a holder, or a group of holders, of common stock holding more than 10% of the total voting power of the outstanding shares of Class A common stock and Class B common stock voting together as a single class.
Advance Notice Provisions.  Our bylaws provide that nominations for directors may not be made by stockholders at any special meeting thereof unless the stockholder intending to make a nomination notifies us of its intention a specified number of days in advance of the meeting and furnishes to us certain information regarding itself and the intended nominee. Our bylaws also require a stockholder to provide written demand to the secretary and must describe the purpose for which the special meeting is to be held. Only business within the purposes described in the notice of the meeting may be conducted at a special meeting. These provisions could delay stockholder actions that are favored by the holders of a majority of our outstanding stock until the next stockholders’ meeting. Regardless of whether the meeting is an annual or special meeting of the stockholders, notice must be given if the purpose of the meeting is for the stockholders to consider (1) a proposed amendment to or restatement of the articles of incorporation; (2) a plan of merger or share exchange; (3) the sale, lease, exchange, or other disposition of all, or substantially all, of the property of the company not in the usual or regular course of business; (4) the dissolution of the Company; or (5) the removal of a director.
Filling of Board Vacancies; Removal.  Unless the Board otherwise determines or otherwise required by applicable law, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by the stockholders may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Each such director will hold office until the next election of directors and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. Stockholders may remove one or more directors at a meeting of stockholders if the notice of meeting states that a purpose of the meeting is the removal of one or more directors. Any director or the entire Board may only be removed, with or without cause, by a vote of holders of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote at an election of directors.
Amendment of the Bylaws.  Our articles provide that the bylaws may be adopted, altered, amended or repealed by the Board upon the affirmative vote of at least a majority of the directors then in office. Our articles also provide that the bylaws may be adopted, altered, amended, or repealed by the stockholders. The bylaws may be adopted, altered, amended, or repealed by our Board or our stockholders at any annual or regular meeting, or at any special meeting if notice of the adoption, alteration, amendment, or repeal or is given in the notice of the meeting.

Change in Control.  Our articles provide for certain voting thresholds needed to consummate a change in control transaction. Accordingly, we will not be able to consummate a change in control transaction without obtaining the greater of (1) a majority of the voting power of the issued and outstanding shares of capital stock then entitled to vote on such transaction, voting together as a single class, or (2) sixty-six and two-thirds percent (66.67%) of the voting power of the shares of capital stock present in person or represented by proxy at a stockholder meeting called to consider such transaction and entitled to vote thereon, voting as a single class. Notwithstanding the foregoing, approval of the holders of at least seventy percent (70%) of the voting power of the issued and outstanding shares of Class A common stock entitled to vote thereon, voting as a separate class, will be required in the event such change of control transaction results in the holders of Class A common stock and Class B common stock receiving, on a per share basis, different types or amounts of consideration.
If a change in control transaction will occur and in the twelve months before such change in control transaction the acquiring person or entity acquired any shares of Class B common stock, then such change in control transaction will require the affirmative vote of seventy percent (70%) of the voting power of the issued and outstanding shares of Class A common stock entitled to vote thereon, voting as a separate class, unless (i) the holders of the Class A common stock and Class B common stock receive the same type and amount of consideration in such change in control transaction and (ii) the consideration paid is of the same type and at least equal to the highest amount paid, on a per share basis, by the acquiring person or entity for the Class B common stock during such twelve-month period.
For so long as any Class B common stock is issued and outstanding, we cannot consummate a merger, consolidation, combination, share exchange or other similar transaction or sell any material assets to any stockholder of Class B common stock or its affiliate unless such transaction is approved by, in addition to any other vote that may be required by law, our articles or our bylaws, (i) a majority of the disinterested directors on our board of directors and (ii) the holders of a majority of the voting power of the issued and outstanding shares of Class A common stock, voting as a separate class.
Montana Law.  The Montana Act does not contain any anti-takeover provisions imposing specific requirements or restrictions on transactions between a corporation and significant stockholders.
Dual Class Structure
 As discussed above, our Class B common stock is entitled to five votes per share, while our Class A common stock is entitled to one vote per share. Our Class A common stock is the class of stock we are proposing to sell pursuant to this prospectus and is the only class of our stock that is publicly traded. If we were to sell all $250,000,000 of the shares at the $36.30 closing price per share of our Class A common stock as reported on the Nasdaq Stock Market on September 20, 2017, members of the Scott family who have agreed to influence control over us to the extent necessary to ensure that we qualify as a “controlled company” under applicable NASDAQ Marketplace Rules would beneficially own, in the aggregate, approximately 71% of our outstanding shares of Class B common stock, representing approximately 37% of the outstanding shares of our common stock and approximately 57% of the total voting power of our outstanding common stock. As a result, the Scott family will continue to be able to exert a significant degree of influence or actual control over our management and affairs and over matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets and any other significant transaction. Because of our dual class ownership structure, the Scott family exerts a significant degree of influence or actual control over matters requiring stockholder approval, even if they own less than 50% of the outstanding shares of our common stock. This concentrated control will limit your ability to influence corporate matters and the interests of the Scott family may not always coincide with our interests or your interests. As a result, we may take actions that you do not believe to be in our interests or your interests that could depress our stock price.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.
Indemnification of Directors and Officers
Sections 35-1-451 through 35-1-459 of the Montana Act provide that a corporation may indemnify its directors and officers. In general, the Montana Act provides that a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as a director or officer, unless limited by the articles of incorporation. Pursuant to the Montana Act, a corporation may indemnify a director or officer, if it is determined that the director engaged in good faith and meets certain standards of conduct. A corporation may not indemnify a director or officer under the Montana Act when a director is adjudged liable to the corporation, or when such person is adjudged liable on the basis that personal benefit was improperly received. The Montana Act also permits a director or officer of a corporation, who is a party to a proceeding, to apply to the courts for indemnification or advancement of expenses, unless the articles of incorporation provide otherwise and the court may order indemnification or advancement of expenses under certain circumstances.
Our bylaws provide for the indemnification of directors and officers, including (i) the mandatory indemnification of a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding, (ii) the mandatory indemnification of directors and officers if a determination to indemnify such person has been made as prescribed by the Montana Act and (iii) for the reimbursement of reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition of the proceeding, if the determination to indemnify has been made pursuant to the Montana Act. We have also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors may, in such capacities, incur. Section 35-1-458 of the Montana Act provides that a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against liability asserted against or incurred by such director or officer, while serving at the request of the corporation in such capacity, or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify the individual against the same liability under the Montana Act.

PLAN OF DISTRIBUTION
We may sell the Class A common stock offered by this prospectus from time to time in any one or more of the following ways or in any way set forth in an applicable prospectus supplement from time to time:

•	directly to one or more purchasers;

•	directly to or through brokers or dealers;

•	to the public through underwriting syndicates;

•	to one or more underwriters for resale to purchasers or to the public; or

•
directly to or through agents, including to effect from time to time “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise.

Each time we use this prospectus to offer Class A common stock, we will also provide a prospectus supplement that contains the specific terms of the offering and the method of distributions, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of the Class A common stock underwritten or purchased by each of them and any over-allotment options under which the underwriters may purchase additional Class A common stock from us;

•	the purchase price of the Class A common stock and the proceeds to us from the sale;

•	any public offering price;

•	any underwriting discounts or other items constituting compensation to underwriters, dealers or agents;

•	any discounts, commissions or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the Class A common stock may be listed.

The distribution of the Class A common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at negotiated prices.
Only those underwriters identified in the applicable prospectus supplement are deemed to be underwriters in connection with the Class A common stock offered in the prospectus supplement. If underwriters are used in the sale of any Class A common stock, the underwriters will acquire the Class A common stock for their own account and may resell the Class A common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the Class A common stock to the public through underwriting syndicates represented by managing underwriters or directly through underwriters without a syndicate. The underwriters’ obligations to purchase any Class A common stock will be subject to certain conditions set forth in the applicable underwriting agreement. However, if they purchase any of the Class A common stock, the underwriters will generally be obligated to purchase all of the Class A common stock, other than the Class A common stock covered by any over-allotment option.
We may sell the Class A common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the Class A common stock, as well as any commissions we pay the agents. Generally, any agent will be acting on a best efforts basis for the period of its appointment. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Stock Market, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the Class A common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to these conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for the solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payment which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Class A common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. It is possible that one or more underwriters may make a market in the Class A common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We can offer no assurance as to the liquidity of, or the trading market for, any offered Class A common stock.
In connection with an offering, the underwriters may purchase and sell Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class A common stock than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Class A common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Class A common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Class A common stock. As a result, the price of the Class A common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the Class A common stock in an offering in which they sell more Class A common stock than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the Class A common stock in the open market.
LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the shares of Class A common stock in respect of which this prospectus is being delivered will be passed upon for us by Holland & Hart LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of First Interstate BancSystem, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, all of which appear in FIBK’s Annual Report on Form 10-K for the year ended December 31, 2016, have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of RSM US LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Cascade Bancorp (“Cascade”) as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, all of which appear in Cascade’s Annual Report on Form 10-K for the year ended December 31, 2016, have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of BDO USA, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to our Class A common stock we propose to sell in any offering under this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and our Class A common stock that we propose to sell in any offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed as an exhibit to the registration statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on our website at www.firstinterstatebank.com. Information on our web site is not part of this prospectus.

You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the site is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information filed with the SEC. This means we can disclose important information to you by referring you to those documents without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and in the documents listed below. Any such modified or superseded statement shall not be deemed, except as so modified or amended, to constitute a part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 on any current report on Form 8-K), including reports filed after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement, until we file a post-effective amendment to the registration statement that indicates that all shares of Class A common stock offered have been sold or that deregisters all shares of Class A common stock that remain unsold:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 2, 2017;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 9, 2017, and for the quarter ended June 30, 2017, filed with the SEC on August 9, 2017;

(c)
The Company’s Current Reports on Form 8-K, filed with the SEC on January 12, 2017, January 19, 2017, March 24, 2017, April 18, 2017, May 17, 2017, May 26, 2017 as amended on June 15, 2017, May 31, 2017 as amended on August 15, 2017, July 20, 2017 and September 5, 2017;

(d)
The financial statements (including the notes related thereto) included within Item 8 and the report of the independent registered public accounting firm included within Item 9A of Cascade’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 3, 2017, Cascade’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 5, 2017, and the information included within the Joint Proxy Statement/Prospectus, which is part of the Registration Statement on Form S-4 (File No. 333-215749) initially filed by us with the SEC on January 26, 2017, as amended on March 20, 2017 and April 6, 2017, and declared effective on April 7, 2017 (the “Joint Proxy Statement/Prospectus”), set forth under the heading “Unaudited Combined Consolidated Pro Forma Financial Data” (including the notes related thereto); and

(e)
The description of our Class A common stock contained in the Company’s Registration Statement on Form 8-A, initially filed with the SEC on March 9, 2010 (File No. 001-34653), including any subsequent amendments thereto.

The prospectus is a part of our registration statement on Form S-3 filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Statements about the contents of agreements or other documents contained in this prospectus or in any other filing to which we refer you are not necessarily complete. You should review the actual copy of these documents filed as an exhibit to the registration statement or such other filing. You may obtain a copy of the registration statement and the exhibits filed with it from the SEC at any of the locations listed above.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: 401 North 31st Street, Billings, Montana 59116, Attention: Corporate Secretary, or by calling (406) 255-5390.

       Shares

First Interstate BancSystem, Inc.
Class A Common Stock

___________________________
Prospectus
, 2017
___________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid in connection with the sale of shares of our Class A common stock being registered, all of which will be paid by us. All of the amounts shown are estimates, except the SEC registration fee.

Expense Category	Amount ($)
SEC Registration Fee		$28,975
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing Fees and Expenses		*
Transfer Agent Fees		*
Nasdaq Fees		*
Miscellaneous Fees		*
Total	$
______________
*These fees and expenses will be calculated based on the shares of common stock offered and the number of issuances. Accordingly, they cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Sections 35-1-451 through 35-1-459 of the Montana Act provide that a corporation may indemnify its directors and officers. In general, the Montana Act provides that a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as a director or officer, unless limited by the articles of incorporation. Pursuant to the Montana Act, a corporation may indemnify a director or officer, if it is determined that the director engaged in good faith and meets certain standards of conduct. A corporation may not indemnify a director or officer under the Montana Act when a director is adjudged liable to the corporation, or when such person is adjudged liable on the basis that personal benefit was improperly received. The Montana Act also permits a director or officer of a corporation, who is a party to a proceeding, to apply to the courts for indemnification or advancement of expenses, unless the articles of incorporation provide otherwise and the court may order indemnification or advancement of expenses under certain circumstances.
Our bylaws provide for the indemnification of directors and officers, including (i) the mandatory indemnification of a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding, (ii) the mandatory indemnification of directors and officers if a determination to indemnify such person has been made as prescribed by the Montana Act and (iii) for the reimbursement of reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition of the proceeding, if the determination to indemnify has been made pursuant to the Montana Act. We have also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors may, in such capacities, incur. Section 35-1-458 of the Montana Act provides that a corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against liability asserted against or incurred by such director or officer, while serving at the request of the corporation in such capacity, or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify the individual against the same liability under the Montana Act.

Item 16.	Exhibits

(a) Exhibits

Exhibit Number	Description
1.1*	Underwriting Agreement.
3.1	Second Amended and Restated Articles of Incorporation dated May 30, 2017 (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on August 9, 2017).
3.2	Third Amended and Restated Bylaws dated May 24, 2017 (incorporated herein by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed on August 9, 2017).
5.1	Opinion of Holland & Hart LLP.
23.1	Consent of Holland & Hart LLP (contained in Exhibit 5.1 hereto).
23.2	Consent of RSM US LLP, Independent Registered Public Accounting Firm.
23.3	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included in signature pages to the Registration Statement).
*To be filed by amendment

Item 17.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectuses relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9)
For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Billings, State of Montana, on September 21, 2017.

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ MARCY D. MUTCH
Marcy D. Mutch
Executive Vice President and Chief Financial Officer

POWERS OF ATTORNEY

We, the undersigned directors and officers of First Interstate BancSystem, Inc., do hereby constitute and appoint Kevin P. Riley and Marcy D. Mutch our true and lawful attorneys-in-fact and agents, with full power of substitution in each of them, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended) hereto and we do hereby ratify and confirm that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kevin P. Riley	President, Chief Executive Officer and Director	September 21, 2017
Kevin P. Riley	(Principal Executive Officer)

/s/ Marcy D. Mutch	Executive Vice President and Chief Financial Officer	September 21, 2017
Marcy D. Mutch	(Principal Financial and Accounting Officer)

/s/ Steven J. Corning	Director	September 21, 2017
Steven J. Corning

/s/ Dana L. Crandall	Director	September 21, 2017
Dana L. Crandall

/s/ Charles E. Hart	Director	September 21, 2017
Charles E. Hart, M.D., M.S.

/s/ Patricia L. Moss	Director	September 21, 2017
Patricia L. Moss

/s/ David L. Jahnke	Director	September 21, 2017
David L. Jahnke

/s/ Ross E. Leckie	Director	September 21, 2017
Ross E. Leckie

/s/ James R. Scott	Director	September 21, 2017
James R. Scott

/s/ James R. Scott, Jr.	Director	September 21, 2017
James R. Scott, Jr.

/s/ Jonathan R. Scott	Director	September 21, 2017
Jonathan R. Scott

/s/ Randall I. Scott	Director	September 21, 2017
Randall I. Scott

/s/ Dennis L. Johnson	Director	September 21, 2017
Dennis L. Johnson

/s/ Theodore H. Williams	Director	September 21, 2017
Theodore H. Williams

/s/ Peter I. Wold	Director	September 21, 2017
Peter I. Wold

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Underwriting Agreement.
3.1	Second Amended and Restated Articles of Incorporation dated May 30, 2017 (incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed on August 9, 2017).
3.2	Third Amended and Restated Bylaws dated May 24, 2017 (incorporated herein by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q filed on August 9, 2017).
5.1	Opinion of Holland & Hart LLP.
23.1	Consent of Holland & Hart LLP (contained in Exhibit 5.1 hereto).
23.2	Consent of RSM US LLP, Independent Registered Public Accounting Firm.
23.3	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included in signature pages to the Registration Statement).
*To be filed by amendment